Exhibit 99.2

CT Communications, Inc.
Supplemental Information
First Quarter 2004

ILEC – Concord Telephone

	1Q 2004	1Q 2003	% Change

Cap Ex as % of Revenue	8.4%	14.1%
Business Access Lines	29,130	29,750	(2.1%)
Residential Access Lines	86,191	88,259	(2.3%)
Gross Adds	3,086	3,262	(5.4%)
Disconnects	3,303	4,999	(33.9%)
Net Adds/(Losses)	(217)	(1,737)	87.5%
Monthly Churn Rate	1.0%	1.4%
Long Distance Penetration	73.5%	71.4%
DSL Penetration of ILEC Lines	8.5%	6.1%

CLEC – CTC Exchange Services
	1Q 2004	1Q 2003	% Change

Cap Ex as % of Revenue	4.2%	5.7%
T-1/PRI Facility Based Lines	17,009	15,653	8.7%
B-1/R-1 Facility Based Lines	8,190	7,487	9.4%
Resale and UNE-P Lines	5,216	4,160	25.4%
Gross Adds	1,846	1,523	21.2%
Disconnects	921	1,380	(33.3%)
Net Adds/(Losses)	925	143	546.9%
Monthly Churn Rate	1.0%	1.7%
CLEC LD Lines	12,251	10,964	11.7%
Out of Area LD Only Lines	3,581	3,521	1.7%
LD Penetration of CLEC Lines	40.3%	40.2%

Greenfield
	1Q 2004	1Q 2003	% Change

Cap Ex as % of Revenue	38.1%	87.3%
Business Lines	3,863	3,465	11.5%
Residential Lines	6,811	3,624	87.9%
Gross Adds	1,196	997	20.0%
Disconnects	617	420	46.9%
Net Adds/(Losses)	579	577	0.3%
Monthly Churn Rate	2.0%	2.1%
Greenfield LD Lines	5,130	2,878	78.2%
LD Penetration of Grfld. Lines	48.1%	40.6%
DSL Penetration of Grfld. Lines	10.5%	8.3%

Digital Wireless – CTC Wireless

	1Q 2004	1Q 2003	% Change

Cap Ex as % of Revenue	5.4%	0.9%
Gross Adds	3,147	3,202	(1.7%)
Disconnects	2,355	2,511	(6.2%)
Net Adds/(Losses)	792	691	14.6%
Monthly Churn Rate	2.0%	2.5%
Subscriber Monthly ARPU	$40.83	$45.43	(10.1%)
Cell Sites	80	77	3.9%

Internet & Data – CTC Internet Services
	1Q 2004	1Q 2003	% Change

Cap Ex as % of Revenue	10.8%	33.4%
DSL Net Adds/(Losses)	804	1,091	(26.3%)
Dial-Up Net Adds/(Losses)	(354)	(291)	(21.6%)
High Speed Net Adds/(Losses)	20	(6)	433.3%